UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2018

KKR & CO. INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

KKR & Co. L.P.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

KKR & Co. Inc. is providing the disclosure contained in this Current Report on Form 8-K in order to reflect the completion of its conversion (the “Conversion”) from a Delaware limited partnership named KKR & Co. L.P. (the “Partnership”) to a Delaware corporation named KKR & Co. Inc. (the “Corporation”) effective at 12:01 a.m. (Eastern Time) on July 1, 2018 (the “Effective Time”). References to “KKR” in this Current Report on Form 8-K mean (i) prior to the Effective Time, KKR & Co. L.P. and (ii) following the Effective Time, KKR & Co. Inc.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in connection with the Conversion, on May 3, 2018, the Partnership notified the New York Stock Exchange (the “NYSE”) that at the Effective Time, (i) each Partnership common unit (“Common Unit”) outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, $0.01 par value per share, of the Corporation (“Class A Common Stock”), (ii) each 6.75% Series A Preferred Unit of the Partnership (collectively, the “Series A Preferred Units”) outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of preferred stock, $0.01 par value per share, of the Corporation, designated as “6.75% Series A Preferred Stock” (“Series A Preferred Stock”), and (iii) each 6.50% Series B Preferred Unit of the Partnership (collectively, the “Series B Preferred Units”) outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of preferred stock, $0.01 par value per share, of the Corporation, designated as “6.50% Series B Preferred Stock” (“Series B Preferred Stock”). As of the open of business on Monday, July 2, 2018, the NYSE ceased trading of the Common Units, Series A Preferred Units and Series B Preferred Units on the NYSE and commenced trading of the Class A Common Stock (CUSIP: 48251W 104), Series A Preferred Stock (CUSIP: 48251W 203) and Series B Preferred Stock (CUSIP: 48251W 302) on the NYSE under the existing ticker symbols “KKR”, “KKR PRA” and “KKR PRB”, respectively, and we expect the NYSE to file with the Securities and Exchange Commission an application on Form 25 to report that the Common Units, Series A Preferred Units and Series B Preferred Units are discontinued for trading on the NYSE.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent applicable, the disclosures set forth in (i) Item 3.01 above regarding the conversion of the Common Units, Series A Preferred Units and Series B Preferred Units into Common Stock, Series A Preferred Stock and Series B Preferred Stock, respectively, (ii) Item 5.03 below regarding the Certificate of Conversion, Certificate of Incorporation and Bylaws, and (iii) Item 8.01 below regarding the Conversion are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The directors and executive officers of the Corporation immediately after the Conversion were the same individuals who were directors and executive officers, respectively, of KKR Management LLC, the general partner of the Partnership, immediately prior to the Conversion.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, the Partnership was converted to the Corporation pursuant to a Certificate of Conversion.  The Certificate of Incorporation and Bylaws of the Corporation provide its stockholders with substantially the same rights and obligations that unitholders had in the limited partnership agreement of the Partnership.

The full text of the Certificate of Conversion, Certificate of Incorporation and Bylaws are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 and are incorporated herein by reference.

Item 8.01	Other Events.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation is a successor registrant to the Partnership and thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Corporation, as the successor registrant to the Partnership, are deemed to be registered under Section 12(b) of the Exchange Act.

Holders of uncertificated units of the Partnership immediately prior to the Conversion continued as holders of uncertificated stock of the Corporation upon effectiveness of the Conversion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 3.1
Certificate of Conversion of KKR & Co. L.P. (incorporated herein by reference to Exhibit 3.1 of KKR & Co. L.P.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed on May 8, 2018).

Exhibit 3.2
Certificate of Incorporation of KKR & Co. Inc. (incorporated herein by reference to Exhibit 3.2 KKR & Co. L.P.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed on May 8, 2018).

Exhibit 3.3	Bylaws of KKR & Co. Inc. (incorporated herein by reference to Exhibit 3.3 of KKR & Co. L.P.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed on May 8, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.
Date: July 2, 2018
	By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary